Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is dated as of June 29, 2015, by and among Juno Therapeutics, Inc., a Delaware corporation (the “Company”), Celgene Corporation (“Celgene Corp.”) and Celgene RIVOT Ltd (“Celgene RIVOT” and together with Celgene Corp., the “Celgene Parties”).

RECITALS

A. The Company and the Celgene Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Celgene RIVOT wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 9,137,672 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Closing Shares”).

C. The Company wishes to grant (i) the Celgene Parties the right to purchase the First Acquisition Right Shares (as defined herein) pursuant to a First Acquisition Right (as defined herein) and (ii) Celgene Corp. the right to purchase the Second Acquisition Right Shares (as defined herein) pursuant to a Second Acquisition Right (as defined herein). The Closing Shares and the Acquisition Right Shares (as defined herein), together with the Top-Up Shares (as defined herein) are sometimes referred to herein as the “Shares.”

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Voting and Standstill Agreement, substantially in the form attached hereto as Exhibit A (the “Voting and Standstill Agreement”), pursuant to which, among other things, the Company will agree to grant Celgene Corp. a right to nominate a Company director, and the Celgene Parties will agree to vote their shares in favor of certain corporate actions and to observe certain limitations on their acquisitions and dispositions of shares.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Celgene Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.3.

“Acquisition Right Shares” means the First Acquisition Right Shares and the Second Acquisition Right Shares.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Additional Co-Promote Option” has the meaning set forth in Section 2.4(e).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.

“Applicable FTU Percentage” means 10%, as adjusted from time to time pursuant to Section 2.3(a).

“Applicable STU Percentage” means the FAR Acquisition Percentage, as adjusted from time to time pursuant to Section 2.3(b).

“Applicable TTU Percentage” means the SAR Acquisition Percentage less 250 basis points, as adjusted from time to time pursuant to Section 2.3(c).

“BD Acquiring Party” shall have the meaning given in the Collaboration Agreement.

“BD Option Exercise Notice” shall have the meaning given in the Collaboration Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cancer Target” shall have the meaning given in the Collaboration Agreement.

“CAR/TCR Deferred Program” shall have the meaning given in the Collaboration Agreement.

“CD19 Program” shall have the meaning given in the Collaboration Agreement.

“CD22 Program” shall have the meaning given in the Collaboration Agreement.

“Celgene Corp.” has the meaning set forth in the Preamble.

“Celgene Lead Co-Co Agreement” shall have the meaning given in the Collaboration Agreement.

“Celgene RIVOT” has the meaning set forth in the Preamble.

“Celgene Co-Promote Right” shall have the meaning given in the Collaboration Agreement.

“Celgene Cure Period” has the meaning set forth in Section 6.1(c)(i).

“Celgene Deliverables” has the meaning set forth in Section 2.2(b).

“Celgene Group” shall mean (i) the Celgene Parties, (ii) any Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in a Celgene Party, and (iii) any direct or indirect majority owned subsidiaries of a Celgene Party or of such a Person.

“Celgene Option” shall have the meaning given in the Collaboration Agreement.

“Celgene Parties” has the meaning set forth in the Recitals.

“Celgene Program” shall have the meaning given in the Collaboration Agreement.

“Change of Control” shall mean, with respect to Celgene Corp., any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of Celgene Corp; (ii) Celgene Corp. consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into a Celgene Party, other than (A) a merger or consolidation which would result in the voting securities of Celgene Corp. outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of Celgene Corp. or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Celgene Corp. (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of Celgene Corp. or (iii) a Celgene Corp. conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of Celgene Corp.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Closing Shares” has the meaning set forth in the Recitals.

“Collaboration Agreement” means the Master Research and Collaboration Agreement by and among the Company and the Celgene Parties of even date herewith.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Latham & Watkins LLP.

“Company Cure Period” has the meaning set forth in Section 6.1(b)(i).

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company FTU Notice” has the meaning set forth in Section 2.3(a).

“Company’s Knowledge” means the knowledge of the executive officers of the Company.

“Company STU Notice” has the meaning set forth in Section 2.3(b).

“Company TTU Notice” has the meaning set forth in Section 2.3(c).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Development & Commercialization Agreement” shall have the meaning given in the Collaboration Agreement.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Eligible BD Program” shall have the meaning set forth in the Collaboration Agreement.

“Evaluation Date” has the meaning set forth in Section 3.1(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Rights Agreement” has the meaning set forth in Section 3.1(o).

“FAR Acquisition Percentage” has the meaning set forth in Section 2.4(a), as adjusted as set forth in Sections 2.4(a) and (e).

“FAR Catch-up Number” means the additional number of shares that the Celgene Group would have needed to purchase on the date of delivery of the FAR Notice, such that, following such hypothetical purchase, the Celgene Group would have owned the Applicable FTU Percentage of the shares of Common Stock outstanding after giving effect to such hypothetical purchase.

“FAR Notice” has the meaning set forth in Section 2.4(a).

“FAR Termination Date” means the fifth anniversary of the date of this Agreement.

“First Acquisition Right” has the meaning set forth in Section 2.4(a).

“First Acquisition Right Base Price” has the meaning set forth in Section 2.4(b).

“First Acquisition Right Conditions” means that prior to the FAR Termination Date a Celgene Party has exercised the Celgene Option with respect to at least [***] Juno Programs (which may include [***]) that remain in effect without having been terminated pursuant to Article 11 of the Collaboration Agreement or Section 10 of any Development & Commercialization Agreement, provided that each such Juno Program [***].

“First Acquisition Right Shares” has the meaning set forth in Section 2.4(a).

“First Top-Up Period” has the meaning set forth in Section 2.3(a).

“First Top-Up Right” has the meaning set forth in Section 2.3(a).

“First Top-Up Shares” has the meaning set forth in Section 2.3(a).

“FTU Notice” has the meaning set forth in Section 2.3(a).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” has the meaning set forth in Section 3.1(d).

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“HSR Act” has the meaning set forth in Section 3.1(d).

“Immune Cell Target” shall have the meaning given in the Collaboration Agreement.

“Immune Modulatory Agent” or “IMA” shall have the meaning given in the Collaboration Agreement.

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, or any other proprietary right or process.

“Juno Lead Co-Co Agreement” shall have the meaning given in the Collaboration Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Juno Option” shall have the meaning given in the Collaboration Agreement.

“Juno Program” shall have the meaning given in the Collaboration Agreement.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company.

“Material Contract” means any contract of the Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Minimum Percentage” has the meaning set forth in Section 2.3(b).

“Minimum FAR Purchase Condition” means that a Celgene Party has delivered a FAR Notice specifying a FAR Acquisition Percentage in excess of 17% and the closing of the sale of the First Acquisition Right Shares has occurred (except to the extent such closing does not occur as a result of a breach hereof by the Company or a failure to obtain the approval contemplated by Section 5.2(g)).

“Multi-Target IMA” shall have the meaning given in the Collaboration Agreement.

“New York Courts” means the state and federal courts sitting in New York, New York.

“Offering Party” shall have the meaning given in the Collaboration Agreement.

“OFAC” has the meaning set forth in Section 3.1(v).

“Option Exercise Notice” shall have the meaning given in the Collaboration Agreement.

“Other Juno Program” shall have the meaning given in the Collaboration Agreement.

“Payee Party” has the meaning set forth in Section 4.8(a).

“Paying Party” has the meaning set forth in Section 4.8(a).

“Permitted Transferee” has the meaning set forth in the Voting and Standstill Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Notice” has the meaning set forth in Section 4.6(a).

“Qualified Notice” shall have the meaning set forth in the Collaboration Agreement.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Celgene Parties of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SAR Acquisition Percentage” has the meaning set forth in Section 2.4(c), as adjusted as set forth in Section 2.4(c).

“SAR Catch-up Number” means the additional number of shares that the Celgene Group would have needed to purchase on the date of delivery of the SAR Notice, such that, following such hypothetical purchase, the Celgene Group would have owned the Applicable STU Percentage of the shares of Common Stock outstanding after giving effect to such hypothetical purchase.

“SAR Notice” has the meaning set forth in Section 2.4(c).

“SAR Termination Date” means the date that is the later of (a) the tenth anniversary of the date of this Agreement and (b) the earlier of (x) the date that is 6 months following the date that the Second Acquisition Right Conditions are satisfied and (y) the date that is 6 months following the tenth anniversary of the date of this Agreement.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Second Acquisition Right” has the meaning set forth in Section 2.4(c).

“Second Acquisition Right Base Price” has the meaning set forth in Section 2.4(d).

“Second Acquisition Right Conditions” means that, prior to the 10th anniversary of the date hereof: (a) a Celgene Party has exercised the Celgene Option with respect to at least [***] Juno Programs (which may include [***]) that remain in effect without having been terminated pursuant to Article 11 of the Collaboration Agreement or Section 10 of any Development & Commercialization Agreement, provided that each such Juno Program [***], (b) the Minimum FAR Purchase Condition has been satisfied, and (c) following a Celgene Party’s timely delivery of an FAR Notice, the Company has made at least [***] “elections.” For purposes of the foregoing clause (c), [***].

“Second Acquisition Right Shares” has the meaning set forth in Section 2.4(c).

“Second Top-Up Period” has the meaning set forth in Section 2.3(b).

“Second Top-Up Right” has the meaning set forth in Section 2.3(b).

“Second Top-Up Shares” has the meaning set forth in Section 2.3(b).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Securities Act” has the meaning set forth in the Recitals.

“Sell-Down Period” has the meaning set forth in Section 2.4(e).

“Shares” has the meaning set forth in the Recitals.

“STU Notice” has the meaning set forth in Section 2.3(b).

“Subsequent Closing” means any closing of a purchase by a Celgene Party of Top-Up Shares or Acquisition Right Shares.

“Subsidiary” means any subsidiary (within the meaning of Rule 405 under the Securities Act) of the Company formed or acquired after the date hereof.

“Target” shall have the meaning given in the Collaboration Agreement; provided, that, [***].

“Tax Benefit” has the meaning set forth in Section 4.8(d).

“Ten (10) Day VWAP” means the volume-weighted average closing price of the Common Stock on the Principal Trading Market for the ten (10) consecutive Trading Days commencing on the first Trading Day after the Company files a Triggering Report (it being understood that if the Triggering Report is filed prior to the open of the Principal Trading Market on a given Trading Day, then such Trading Day shall count as the first Trading Day of the ten (10) Trading Day period).

“Terminating Celgene Breach” has the meaning set forth in Section 6.1(c)(i).

“Terminating Company Breach” has the meaning set forth in Section 6.1(b)(i).

“Termination Date” has the meaning set forth in Section 6.1(b)(ii).

“Third Top-Up Period” has the meaning set forth in Section 2.3(c).

“Third Top-Up Right” has the meaning set forth in Section 2.3(c).

“Third Top-Up Shares” has the meaning set forth in Section 2.3(c).

“Top-Up Right” has the meaning set forth in Section 2.3(c).

“Top-Up Shares” has the meaning set forth in Section 2.3(d).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Voting and Standstill Agreement, the Collaboration Agreement and any other documents or agreements explicitly contemplated hereunder or thereunder.

“Transfer Agent” means Wells Fargo Bank, N.A., the current transfer agent of the Company or any successor transfer agent for the Company.

“Triggering Report” has the meaning set forth in Section 2.3(a).

“TTU Notice” has the meaning set forth in Section 2.3(c).

“Undesignated IMM BD Program” shall have the meaning given in the Collaboration Agreement.

“Undesignated IMM Internal Program” shall have the meaning given in the Collaboration Agreement.

“Undesignated IMM Programs” shall have the meaning given in the Collaboration Agreement.

“Undesignated IMM Qualified Notice” shall have the meaning given in the Collaboration Agreement.

“Voting and Standstill Agreement” has the meaning set forth in the Recitals.

ARTICLE II.

PURCHASE AND SALE; ACQUISITION RIGHTS

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Celgene RIVOT, and Celgene RIVOT shall purchase from the Company, 9,137,672 shares of Common Stock, representing 10% of the outstanding shares of Common Stock as of 5 pm Pacific Time on the day prior to the date hereof.

(b) Closing. The Closing of the purchase and sale of the Closing Shares shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, on the date which is two Trading Days after the date on which all conditions set forth in Article V shall been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), but no earlier than July 1, 2015, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(c) Form of Payment. On the Closing Date, Celgene RIVOT shall pay to the Company the cash purchase price for the Closing Shares in the amount of $93.00 per share, or $849,803,496.00 in aggregate, by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to Celgene RIVOT the Closing Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof).

2.2 Closing Deliveries. (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Celgene RIVOT the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) the Closing Shares in book-entry form, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof);

(iii) a legal opinion of Company Counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to Celgene RIVOT, executed by such counsel and addressed to Celgene RIVOT;

(iv) a certificate of the Secretary or Assistant Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit C;

(v) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within five (5) Trading Days of the Closing Date; and

(vi) a certified copy of the Company’s restated certificate of incorporation, as certified by the Secretary of State of Delaware as of a date within five (5) Trading Days of the Closing Date.

(b) On or prior to the Closing, Celgene RIVOT shall deliver or cause to be delivered to the Company the following (the “Celgene Deliverables”):

(i) this Agreement, duly executed by the Celgene Parties; and

(ii) the purchase price for the Closing Shares as provided in Section 2.1(c).

2.3 Additional Share Purchase Rights.

(a) On the eleventh Trading Day after each time the Company files an annual report on Form 10-K or the equivalent thereof at such time (such report, the “Triggering Report”) following Closing and prior to the FAR Termination Date (the “First Top-Up Period”), the Company will deliver written notice in accordance with Section 6.6 (the “Company FTU Notice”) to the Celgene Parties setting forth (i) the Ten (10) Day VWAP following the filing of the applicable Triggering Report, (ii) the Applicable FTU Percentage and (iii) the number of shares of Common Stock that the Celgene Group would need to purchase such that, following such purchase, the Celgene Group would own the Applicable FTU Percentage of the shares of Common Stock outstanding after giving effect to such purchase, but not giving effect to any other shares issued following the last Trading Day of the Ten (10) Day VWAP period, less the number of Shares, if any, previously sold, transferred, or otherwise disposed of by the Celgene Group to a Person other than a Permitted Transferee, to the extent the sale, transfer, or disposition of such Shares had not been previously reflected in an adjustment to the Applicable FTU Percentage as provided below in this Section 2.3(a) (e.g., if no adjustment to the Applicable FTU Percentage has yet occurred or if the sale, transfer, or disposition in question occurred following the last Trading Day of the associated Ten (10) Day VWAP period with respect to which the most recent adjustment to the Applicable FTU Percentage was made), where such number of Shares sold, transferred or otherwise disposed of is appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization. Following receipt of the Company FTU Notice, a Celgene Party may (the “First Top-Up Right”), by written notice (the “FTU Notice”) delivered to the Company in accordance with Section 6.6 during each five Trading Day period following the receipt of the Company FTU Notice, elect to purchase from the Company the number of shares of Common Stock specified in such FTU Notice (the “First Top-Up Shares”) up to the number of shares set forth in the Company FTU Notice. If a Celgene Party does not deliver a FTU Notice electing to purchase the maximum number of shares to which it may be entitled in any given year during the First Top-Up Period (as set forth in the Company FTU Notice), then the Applicable FTU Percentage shall be adjusted downward to the percentage of outstanding shares of Common Stock the Celgene Group owned as of the end of the last Trading Day of the associated Ten (10) Day VWAP period assuming the issuance of any First Top-Up Shares from such year. The purchase price per share for the First Top-Up Shares will be equal to the Ten (10) Day VWAP following the filing of the applicable Triggering Report.

(b) If a Celgene Party has delivered an FAR Notice, then following the closing of the purchase of the First Acquisition Right Shares and prior to the SAR Termination Date (the “Second Top-Up Period”), the Company may elect, by written notice delivered to the Celgene Parties in accordance with Section 6.6 no later than the date that the Company files any Triggering Report during such period, to give notice to the Celgene Parties of its intention to offer the Celgene Parties the right to purchase additional shares of Common Stock under this Section 2.3(b) (the “Second Top-Up Right”). If the Company delivers such notice, then on the eleventh Trading Day following such notice, the Company will also deliver written notice in accordance with Section 6.6 (the “Company STU Notice”) to the Celgene Parties setting forth (i) the Ten (10) Day VWAP following the filing of the applicable Triggering Report, (ii) the Applicable STU Percentage and (iii) the number of shares of Common Stock that the Celgene Group would need to purchase such that, following such purchase, the Celgene Group would own the Applicable STU Percentage of the shares of Common Stock outstanding after giving effect to such purchase, but not giving effect to any other shares issued following the last Trading Day of the Ten (10) Day VWAP period less the number of Shares, if any, previously sold, transferred, or otherwise disposed of by the Celgene Group outside of a Sell-Down Period to a Person other than a Permitted Transferee following the purchase of the First Acquisition Right Shares, to the extent the sale, transfer, or disposition of such Shares had not been previously reflected in an adjustment to the Applicable STU Percentage as provided below in this Section 2.3(b) (e.g., if no adjustment to the Applicable STU Percentage has yet occurred or if the sale, transfer, or disposition in question occurred following the last Trading Day of the associated Ten (10) Day VWAP period with respect to which the most recent adjustment to the Applicable STU Percentage was made), where such number of Shares sold, transferred or otherwise disposed of is appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization. Following receipt of the Company STU Notice, a Celgene Party may, by written notice (the “STU Notice”) delivered to the Company in accordance with Section 6.6 during the five Trading Day period following the receipt of the Company STU Notice, elect to purchase from the Company the number of shares of Common Stock specified in such STU Notice (the “Second Top-Up Shares”) up to the number of shares set forth in the Company STU Notice. The Company may elect to offer the Celgene Parties the Second Top-Up Right with respect to any, all, or none of the Triggering Reports filed during the Second Top-Up Period in its sole discretion. If a Celgene Party does not deliver a STU Notice electing to purchase the maximum number of shares to which it may be entitled in any given year in which the Company has offered the Celgene Parties a Second Top-Up Right (as set forth in the Company STU Notice), then the Applicable STU Percentage shall be adjusted downward to the percentage of outstanding shares of Common Stock the Celgene Group owned as of the end of the last Trading Day of the associated Ten (10) Day VWAP period assuming the issuance of any Second Top-Up Shares from such year. The purchase price per share for the Second Top-Up Shares will be equal to 105% of the Ten (10) Day VWAP following the filing of the applicable Triggering Report.

(c) On the eleventh Trading Day after each time the Company files a Triggering Report following the purchase of the Second Acquisition Right Shares until the expiration of the Restricted Period as provided as provided in the Voting and Standstill Agreement (the “Third Top-Up Period”), the Company will deliver written notice in accordance with Section 6.6 (the “Company TTU Notice”) to the Celgene Parties setting forth (i) the Ten (10) Day VWAP following the filing of the applicable Triggering Report, (ii) the Applicable TTU Percentage and (iii) the number of shares of Common Stock that the Celgene Group would need to purchase such that, following such purchase, the Celgene Group would own the Applicable TTU Percentage of the shares of Common Stock outstanding after giving effect to such purchase, but not giving effect to any other shares issued following the last day of the Ten (10) Day VWAP period, less the number of Shares, if any, previously sold, transferred, or otherwise disposed of by the Celgene Group to a Person other than a Permitted Transferee following the purchase of the Second Acquisition Right Shares, to the extent the sale, transfer, or disposition of such Shares had not been previously reflected in an adjustment to the Applicable TTU Percentage as provided below in this Section 2.3(b) (e.g., if no adjustment to the Applicable TTU Percentage has yet occurred or if the sale, transfer, or disposition in question occurred following the last Trading Day of the associated Ten (10) Day VWAP period with respect to which the most recent adjustment to the Applicable TTU Percentage was made), where such number of Shares sold, transferred or otherwise disposed of is appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization. Following receipt of the Company TTU Notice, a Celgene Party may (the “Third Top-Up Right,” and together with the First Top-Up Right and the Second Top-Up Right, the “Top-Up Rights”), by written notice (the “TTU Notice”) delivered to the Company in accordance with Section 6.6 during the five Trading Day period following the Receipt of the Company TTU Notice, elect to purchase from the Company the number of shares of Common Stock set forth in such TTU Notice (the “Third Top-Up Shares”) up to the number of shares set forth in the Company TTU Notice. If a Celgene Party does not deliver a TTU Notice electing to purchase the maximum number of shares to which it may be entitled in any given year in which it is available (as set forth in the Company TTU Notice), then the Applicable TTU Percentage shall be adjusted downward to the percentage of outstanding shares of Common Stock the Celgene Group owned as of the end of the last Trading Day of the associated Ten (10) Day VWAP period assuming the issuance of any Third Top-Up Shares from such year. The purchase price per share for the Third Top-Up Shares will be equal to 105% of the Ten (10) Day VWAP following the filing of the applicable Triggering Report. Notwithstanding the foregoing, (x) if prior to the fifth anniversary of the delivery of the SAR Notice, the Celgene Group sells any Shares in reliance upon Section 3.1(B) of the Voting and Standstill Agreement, then the Applicable TTU Percentage shall be adjusted downward to equal the FAR Acquisition Percentage, and (y) the first time that the percentage of outstanding shares of Common Stock owned by the Celgene Group as of the end of the last Trading Day of the next Ten (10) Day VWAP period following such sales (after giving effect to the assumed exercise in full of the Third Top-Up Right for such period) declines below the FAR Acquisition Percentage as a result of any sales of Shares by the Celgene Group following the delivery of the SAR Notice, the Applicable TTU Percentage shall be adjusted downward, if necessary, to equal the FAR Acquisition Percentage.

(d) Upon the closing of any purchase of First Top-Up Shares, Second Top-Up Shares, or Third Top-Up Shares (collectively, the “Top-Up Shares”), the applicable Celgene Party shall pay to the Company the cash purchase price for the applicable Top-Up Shares calculated as set forth in Section 2.3(a), (b) or (c), as applicable, by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to the applicable Celgene Party the applicable Top-Up Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof). For avoidance of doubt, when the Triggering Report is filed prior to the open of the Principal Trading Market on a Trading Day, such Trading Day shall be deemed to be the first Trading Day after the filing of the Triggering Report.

2.4 First and Second Acquisition Rights.

(a) Once the First Acquisition Right Conditions have been satisfied, the Celgene Parties may, by written notice (the “FAR Notice”) delivered to the Company in accordance with Section 6.6 on a Trading Day at any one time following the fourth anniversary of the date hereof and prior to the FAR Termination Date, purchase from the Company (the “First Acquisition Right”) shares of Common Stock (the “First Acquisition Right Shares”) such that, after giving effect to such purchase, the Celgene Group would own the percentage (up to 19.99%, provided that the maximum number of shares that can be purchased shall be reduced from this percentage for any sales, transfers, or dispositions by the Celgene Group to any Person other than a Permitted Transferee that have occurred since the Closing Date, appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) specified in such notice (the “FAR Acquisition Percentage”) of the shares of Common Stock outstanding as of the date of such notice. Upon receipt by the Company of the FAR Notice, the Company shall, within three (3) Trading Days, provide the Celgene Parties with written notice of the purchase price(s) per First Acquisition Right Share calculated in accordance with Section 2.4(b), the number of First Acquisition Right Shares and the calculation of the aggregate purchase price for the First Acquisition Right Shares. In consideration for the First Acquisition Right Shares, the applicable Celgene Party shall pay to the Company the cash purchase price for the First Acquisition Right Shares set forth in such notice by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to the applicable Celgene Party the First Acquisition Right Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof). If the number of First Acquisition Right Shares is reduced as a result of the provision of this Section 2.4(a) providing that the maximum number of shares that can be purchased shall be reduced by sales, transfers, or dispositions by the Celgene Group, the FAR Acquisition Percentage (notwithstanding the percentage stated in the FAR Notice) shall be reduced to the percentage ownership of the Celgene Group after giving effect to the purchase, as of the date of the FAR Notice.

(b) The purchase price per First Acquisition Right Share will be equal to: (x) the closing price of the Common Stock on the Principal Trading Market on the date of delivery of the FAR Notice (the “First Acquisition Right Base Price”) with respect to the FAR Catch-Up Number of First Acquisition Right Shares and (y) the First Acquisition Right Base Price, plus the applicable premium set forth on Schedule 2.4(b) with respect to the remaining First Acquisition Right Shares.

(c) Once the Second Acquisition Right Conditions have been satisfied, Celgene Corp. may, by written notice delivered to the Company in accordance with Section 6.6 (the “SAR Notice”) on a Trading Day at any one time following the ninth anniversary of the date hereof and prior to the SAR Termination Date, purchase from the Company (the “Second Acquisition Right”) shares of Common Stock (the “Second Acquisition Right Shares”) such that, after giving effect to such purchase, the Celgene Group would own the percentage (up to 30%, provided that the maximum number of shares that can be purchased shall be reduced from this percentage for any sales, transfers, or dispositions by the Celgene Group to any Person other than a Permitted Transferee that have occurred since the Closing Date outside of a Sell-Down Period, appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) specified in such notice (the “SAR Acquisition Percentage”) of the shares of Common Stock outstanding as of the date of such notice. Upon receipt by the Company of the SAR Notice, the Company shall, within three (3) Trading Days, provide Celgene Corp. with written notice of the purchase price(s) per Second Acquisition Right Share calculated in accordance with Section 2.4(d), the number of Second Acquisition Right Shares and the calculation of the aggregate purchase price for the Second Acquisition Right Shares. In consideration for the Second Acquisition Right Shares, Celgene Corp. shall pay to the Company the cash purchase price for the Second Acquisition Right Shares set forth in such notice by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to Celgene Corp. the Second Acquisition Right Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof). If the number of Second Acquisition Right Shares is reduced as a result of the provision of this Section 2.4(c) providing that the maximum number of shares that can be purchased shall be reduced by sales, transfers, or dispositions by the Celgene Group, the SAR Acquisition Percentage (notwithstanding the percentage stated in the SAR Notice) shall be reduced to the percentage ownership of the Celgene Group after giving effect to the purchase, as of the date of the SAR Notice.

(d) The purchase price per share of the Second Acquisition Right Shares will be equal to: (x) the closing price of the Common Stock on the Principal Trading Market on the date of delivery of the SAR Notice (the “Second Acquisition Right Base Price”) multiplied by 1.05 with respect to the SAR Catch-Up Number of First Acquisition Right Shares and (y) the Second Acquisition Right Base Price plus the applicable premium set forth on Schedule 2.4(d) with respect to the remaining Second Acquisition Right Shares.

(e) Upon satisfaction of the Minimum FAR Purchase Condition, the Celgene Parties will have the right to: (x) exercise the Celgene Co-Promote Right in accordance with Section 3.1.4 of the Collaboration Agreement for one (1) additional Juno Program, excluding the CD19 Program and the CD22 Program, but including any CAR/TCR Deferred Program, or any Undesignated IMM Program that becomes a Juno Program pursuant to Section 2.2.1 or Section 3.1.5, respectively, of the Collaboration Agreement (the “Additional Co-Promote Option”) and (y) by written notice to the Company during the Second Top-Up Period, reduce the FAR Acquisition Percentage to 16% until such time that the Celgene Group collectively owns 16% of the shares of Common Stock outstanding (the period from such notice to such time, the “Sell-Down Period”, immediately after which, the FAR Acquisition Percentage shall be 16%), and during such period, the Company shall use commercially reasonable efforts to assist the Celgene Group in reducing their ownership of the shares of outstanding Common Stock to 16%.

2.5 Subsequent Closings. Each Subsequent Closing shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, on the date which is two Trading Days after the date on which all conditions to such Subsequent Closing, as set forth in Article V, shall been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Subsequent Closing, but subject to the satisfaction or waiver of such conditions), or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

2.6 Limit on Issuance. The parties agree that the aggregate number of shares to be issued under this Agreement shall not exceed such number of Shares that is equal to 19.99% of the outstanding shares of Common Stock or the voting power of the Company as of immediately prior to the date hereof, except to the extent that the stockholders of the Company have approved any issuance of Shares in excess of that limit.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except (A) as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and which may be amended or supplemented by the Company in connection with any Subsequent Closing, or (B) disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof to the Celgene Parties:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company.

(c) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Celgene Parties herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (“Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby, (v) as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) or any similar foreign law, rule, or regulation, (vi) shareholder approval, as may be required under the NASDAQ Marketplace Rules, (vii) any consent, amendment, or waiver that may be required under the Existing Rights Agreement, and (viii) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (i) through (viii) collectively, the “Required Approvals”).

(e) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Celgene Parties in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Section 3.1(f) of the Disclosure Schedules. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option exercises or the vesting of restricted stock units. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Section 3.1(f) of the Disclosure Schedules or as specifically disclosed in the most recently filed annual report on Form 10-K or subsequent SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Celgene Parties) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except for the Voting and Standstill Agreement, as set forth on Section 3.1(f) of the Disclosure Schedules, or as specifically disclosed in the most recently filed annual report on Form 10-K or subsequent SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(g) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to have been filed by it under the Exchange Act as of the date hereof, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and also including the Company’s prospectus dated December 19, 2014 filed with the Commission pursuant to Rule 424(b) under the Securities Act, being collectively referred to herein as the “SEC Reports,” and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent the Celgene Parties from using Rule 144 to resell any Shares). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company are subject has been filed as an exhibit to the SEC Reports.

(h) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(i) Material Changes. Except as specifically disclosed in SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash, shares of capital stock or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports.

(j) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to actions taken at the Company. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l) Certain Fees. Except for sublicense consideration payments that may be required under certain of Company’s license agreements due to the licenses and sublicenses granted under the Collaboration Agreement, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Celgene Parties for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the offer and sale of the Shares.

(m) Private Placement. Assuming the accuracy of the Celgene Parties’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Celgene Parties under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(n) Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(o) Registration Rights. Other than the Celgene Parties or as set forth in the Company’s Fourth Amended and Restated Investor Rights Agreement, dated December 5, 2014 (the “Existing Rights Agreement”) no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(p) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months or such applicable shorter period preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(q) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or would reasonably be expected to become applicable to the Celgene Parties as a result of the Celgene Parties and the Company fulfilling its obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Celgene Parties’ ownership of the Shares.

(r) No Integrated Offering. Assuming the accuracy of the Celgene Parties’ representations and warranties set forth in Section 3.2, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(s) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act).

(t) Foreign Corrupt Practices. Neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u) PFIC. The Company is not a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(v) OFAC. Neither the Company nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.2 Representations and Warranties of the Celgene Parties. Each of the Celgene Parties hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization; Authority. Each Celgene Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by each Celgene Party and performance by each Celgene Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Celgene Party. Each Transaction Document to which a Celgene Party is a party has been duly executed by such Celgene Party, and when delivered by such Celgene Party in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Celgene Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. As of the date of this Agreement, Celgene RIVOT is a direct or indirect wholly owned controlled subsidiary of Celgene Corp. As of the date of any Closing or Subsequent Closing where the purchaser of the Shares in such Closing or Subsequent Closing is Celgene RIVOT or a Permitted Transferee (pursuant to Section 6.10), such purchaser will be a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

(b) No Conflicts. The execution, delivery and performance by each Celgene Party of this Agreement and the Registration Rights Agreement and the consummation by each Celgene Party of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of either Celgene Party, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which either Celgene Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to either Celgene Party, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Celgene Parties to perform their obligations hereunder.

(c) Investment Intent. Each Celgene Party understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. Each Celgene Party is acquiring the Shares hereunder in the ordinary course of business. Neither Celgene Party presently has any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity. Neither Celgene Party is a registered broker-dealer under Section 15 of the Exchange Act nor an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Status. At the time each Celgene Party was offered the Shares, it was, and at the date hereof or any date in the future on which each Celgene Party purchases Shares, it is and will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Neither Celgene Party is purchasing the Shares as a result of any advertisement, article, notice or other communication regarding Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience. Each Celgene Party, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Each Celgene Party is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Each Celgene Party acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Celgene Party to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of either Celgene Party or its representatives or counsel shall modify, amend or affect either Celgene Party’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. The Celgene Parties have sought such accounting, legal and tax advice as they have considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or either Celgene Party for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of either Celgene Party.

(i) Independent Investment Decision. Each Celgene Party has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents and such Celgene Party has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(j) United States Investor. Celgene Corp. is a United States person (as defined by Section 7701(a)(30) of the Code).

The Company and the Celgene Parties acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Celgene Parties acknowledge and agree that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Celgene Parties under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b) Legends. In addition to any legend required under the Voting and Standstill Agreement, the book-entry or certificated form of the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(c) Removal of Legends. Subject to the restrictions set forth in the Voting and Standstill Agreement, the legend set forth in Section 4.1(b) above shall be removed and the Company shall issue to such holder the applicable Shares in book-entry form free and clear of such legend or any other legends by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are sold under an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to the restrictions set forth in the Voting and Standstill Agreement, the Company agrees that it shall cause Company Counsel (i) after the Effective Date, to issue to the Transfer Agent, if required by the Transfer Agent, a “blanket” legal opinion or other letter to allow sales without restriction pursuant to the effective registration statement and (ii) provide all other opinions of Company Counsel as may reasonable be required by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.1(c) following receipt of the certificates and documents contemplated below. Subject to the restrictions set forth in the Voting and Standstill Agreement, following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company, upon the request of a Celgene Party and delivery of the certificates and documents contemplated below, shall cause Company Counsel or other counsel satisfactory to the Transfer Agent to issue to the Transfer Agent a legal opinion stating that such Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Except with respect to the restrictions set forth in the Voting and Standstill Agreement, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

(d) Acknowledgement. Each Celgene Party hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Subject to the restrictions set forth in the Voting and Standstill Agreement, while the Registration Statement remains effective, a Celgene Party may sell the Shares accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Celgene Party agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, such Celgene Party will refrain from selling such Shares until such time as such Celgene Party is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Celgene Party is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to a Celgene Party, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Celgene Party is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that a Celgene Party could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of purchasing the Shares under the Transaction Documents.

4.4 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing, and continue to be listed for so long as they are owned by a Celgene Party, on the Principal Trading Market as contemplated by the Registration Rights Agreement.

4.5 Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Celgene Parties.

4.6 HSR Act and Foreign Antitrust Approvals.

(a) In connection with the transactions contemplated by this Agreement, each of the parties hereto shall (i) comply promptly but in no event later than ten (10) Trading Days after the date hereof, or the date a FAR Notice, SAR Notice, FTU Notice, STU Notice or TTU Notice (each, a “Purchase Notice”), as applicable, is delivered if the purchase of the related Shares would trigger reporting requirements under the HSR Act, with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act provided, that there will be no obligation to seek such early termination in the event of any filing under the HSR Act with respect to the First Acquisition Right, Second Acquisition Right or Top-Up Right that is made prior to the applicable Purchase Notice; and (ii) as soon as practicable, make such other filings with any foreign Governmental Authorities as may be required under any applicable similar foreign law, rule or regulation. Each of the parties hereto shall use reasonable best efforts to substantially comply with any Antitrust Information or Document Requests.

(b) Each Celgene Party shall promptly furnish to the Company copies of any notices or written communications received by such Celgene Party from any third party or any Governmental Authority with respect to the transactions contemplated by this Agreement, and such Celgene Party shall permit counsel to the Company an opportunity to review in advance, and such Celgene Party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such Celgene Party to any Governmental Authority concerning the transactions contemplated by this Agreement. Each Celgene Party agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Celgene Party and/or any of its agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) The Celgene Parties shall be solely responsible for and pay all fees associated with the premerger filing under the HSR Act and any other filings required to be submitted to Governmental Authorities under applicable similar foreign law, rule, or regulation that are payable to the Antitrust Authorities in connection with the transactions contemplated by this Agreement.

4.7 Reservation of Shares and Stockholder Approvals and Waivers. Each of the parties (a) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for such party to consummate the transactions contemplated by this Agreement, (b) will use its respective commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents, qualifications, orders and waivers from all Persons necessary to be obtained by it in order to consummate such transactions, and (c) will use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations under this Agreement. In furtherance of the foregoing, the

Company will: (i) keep authorized and reserved for issuance a sufficient number of shares of Common Stock to enable the issuance of the Shares to be issued at the Closing or any Subsequent Closing; (ii) seek any consent, amendment, or waiver that may be required under the Existing Rights Agreement with respect to the rights granted under the Registration Rights Agreement; and (iii) seek shareholder approval in compliance with the NASDAQ Marketplace Rules, including at the Company’s 2016 Annual Meeting of Stockholders, for the issuance of Top Up Shares, First Acquisition Right Shares, and Second Acquisition Right Shares on the terms and conditions in this Agreement until such approval is obtained; and (iv) use commercially reasonable efforts to timely file all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof, until the expiration or termination of the Celgene Parties’ registration right pursuant to Sections 6(i)(A) or (B) of the Registration Rights Agreement.

4.8 Tax Withholding.

(a) The Celgene Parties shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable law. The party that is required to make such withholding (the “Paying Party”) will: (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain reduction of or relief from such deduction or withholding). Each Party agrees to cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 4.8(a) are reduced in amount to the fullest extent permitted by applicable Laws.

(b) The parties acknowledge and agree that the Celgene Parties will not, absent a change in law or relevant circumstance between the date of this Agreement and the Closing Date, deduct or withhold from the amounts payable pursuant to Section 2.1(c) any amount in respect of any taxes provided that the Company provides the Celgene Parties with a properly completed and duly executed IRS Form W-9.

(c) In the event that a liability is imposed by a taxing authority upon the Celgene Parties in respect of a failure to withhold on an amount payable under Section 2.1(c) (except to the extent that, if Celgene had withheld on such amounts, it would have been required to gross-up such amounts under Section 4.8(d)), then the Company shall indemnify and hold harmless the Celgene Parties from any and all liabilities, claims and losses with respect to such failure to withhold, provided that (1) the Celgene Parties shall notify the Company promptly upon the receipt of any claim from a taxing authority which might give rise to an indemnification under this Section 4.8(c) (although the Celgene Parties’ delay in promptly notifying The Company shall only reduce the Company’s liability to indemnify the Celgene Parties to the extent that the Company is prejudiced by such delay); (2) the Company shall be entitled to participate, at its own expense, and with counsel of its choosing, in the defense of any claim which may give rise to liability under this Section; and (3) the Celgene Parties may not settle any liability with a Taxing Authority, to the extent such settlement would create a liability for the Company under this Section 4.8(c), without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed.

(d) Tax Gross-Up. Notwithstanding the foregoing, if (i) a Paying Party redomiciles or assigns its rights or obligations under this Agreement, (ii) as a result of such redomiciliation or assignment, such Paying Party (or its assignee) is required by applicable law to withhold taxes, and (iii) such withholding taxes exceed the amount of withholding taxes that would have been applicable but for such redomiciliation or assignment, then any such amount payable shall be increased to take into account such withholding taxes as may be necessary so that, after making all required withholdings (including withholdings on the additional amounts payable), as the case may be, the Payee Party (or its assignee) receives an amount equal to the sum it would have received had no such increased withholding been made. The obligation to pay additional amounts pursuant to the preceding sentence shall not apply, however, to the extent such increased withholding tax (A) would not have been imposed but for the assignment by the Payee Party of its rights or obligations under this Agreement or the redomiciliation of such Payee Party outside of the United States, to the extent such assignment or redomiciliation occurs after the redomiciliation or assignment by the Paying Party described in the first sentence of this Section 4.8(d) or (B) are attributable to the failure by the Payee Party to comply with the requirements of Section 4.8(e). To the extent the Payee Party receiving additional amounts and the Payee Party’s Affiliates (for the avoidance of doubt, not including any deemed partnership for U.S. federal income tax purposes arising out of a Juno Lead Co-Co Agreement or a Celgene Lead Co-Co Agreement), taken as a whole, actually realize an overall reduction in cash taxes otherwise due (determined on a with and without basis and taking into account the overall tax liability of the Payee Party’s affiliates) as a result of a foreign tax credit or a tax refund attributable to withholding taxes in respect of which the Payee Party received additional amounts pursuant to this Section 4.8(d) (such reduction, a “Tax Benefit”), the Payee Party shall pay to the Paying Party that paid such additional amounts an amount equal to such Tax Benefit (but only to the extent of such additional amounts paid), net of all reasonable out-of-pocket expenses incurred by the Payee Party and its affiliates in connection with the obtaining or receipt of such Tax Benefit. The foregoing sentence shall not be construed to require the Payee Party to make available its tax returns to the Paying Party. Furthermore, the Payee Party and its affiliates agree not to take any action (including any tax position) principally for the purpose of reducing the amount of the Tax Benefit. Solely for purposes of this Section 4.8(d), (X) a party’s “domicile” shall include its jurisdiction of incorporation or tax residence and a “redomiciliation” shall include a reincorporation or other action resulting in a change in tax residence of the applicable party or its assignee and (Y) Celgene RIVOT shall further be required under this Section 4.8(d) to gross-up the Payee (subject to the terms and conditions provided earlier in this paragraph) for any tax that would not be applicable had Celgene Corp. been the Payor Party.

(e) Tax Documentation. The Company has provided a properly completed and duly executed IRS Form W-9 to the Celgene Parties. Each Payee Party shall provide to the other party, at the time or times reasonably requested by such other parties or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligation to Purchase Shares. The obligation of the applicable Celgene Party to acquire Shares at the Closing (or upon any Subsequent Closing) is subject to the fulfillment, on or prior to the Closing Date (or the date of a Subsequent Closing), of each of the following conditions, any of which may be waived by the applicable Celgene Party:

(a) Representations and Warranties. For the Closing, the representations and warranties made by the Company in Section 3.1 hereof shall have been true and correct in all material respects as of the date of this Agreement. For each Subsequent Closing, the representations and warranties made by the Company in Section 3.1 hereof (as qualified by any amended or supplemented Disclosure Schedules in accordance with Section 3.1) shall be true and correct in all material respects as of the date of such Subsequent Closing as if made on such date rather than on the date of this Agreement.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing (or Subsequent Closing).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Regulatory Approvals and Filings. All waiting periods under the HSR Act applicable to the purchase of the applicable Shares by the applicable Celgene Party shall have expired or been terminated, and the parties shall have made all other material filings and submissions with, and obtained all material authorizations, approvals, consents, qualifications, orders and waivers from, all Governmental Authorities necessary to be obtained in order to effect the Closing (or Subsequent Closing).

(e) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date (or the applicable closing date of a Subsequent Closing), by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date (or the applicable closing date of a Subsequent Closing), either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a) (provided that the only Company Deliverables with respect to a Subsequent Closing shall be the applicable Shares, in book-entry form, the certificates set forth in Section 2.2(a)(iv), (v) and (vi), and with respect to a closing of the First Acquisition Right or Second Acquisition Right, an appropriate legal opinion of Company Counsel).

(g) Compliance Certificate. The Company shall have delivered to the applicable Celgene Party a certificate, dated as of the Closing Date (or the applicable closing date of a Subsequent Closing) and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit D.

(h) Neither the Voting and Standstill Agreement nor the Registration Rights Agreement has been terminated in its entirety.

5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Closing (or upon any Subsequent Closing) to the applicable Celgene Party is subject to the fulfillment, on or prior to the Closing Date (or the date of a Subsequent Closing), of each of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. For the Closing, the representations and warranties made by the Celgene Parties in Section 3.2 hereof shall be true and correct in all material respects. For each Subsequent Closing, the representations and warranties made by the Celgene Parties in Section 3.2 hereof shall be true and correct in all material respects as of the date of such Subsequent Closing as if made on such date rather than on the date of this Agreement (except that, for the purposes of the representations and warranties in Sections 3.2(c) through (g), “Celgene Parties” shall mean only the purchasers of shares at such Subsequent Closing).

(b) Performance. The Celgene Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Celgene Parties at or prior to the Closing (or Subsequent Closing, except that “Celgene Parties” shall mean only the purchasers of shares at such Subsequent Closing).

(c) No Change of Control of Celgene. Celgene Corp. shall not have undergone any Change of Control, and if the purchaser of Shares at the applicable Closing or Subsequent Closing is Celgene RIVOT or a Permitted Transferee, then such purchaser is a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

(d) Collaboration Agreement. The Collaboration Agreement shall still be in effect, without any expiration or termination thereof pursuant to Article 11 thereof.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f) Regulatory Approvals and Filings. All waiting periods under the HSR Act applicable to the purchase of the applicable Shares by the applicable Celgene Party shall have expired or been terminated, and the parties shall have made all other material filings and submissions with, and obtained all material authorizations, approvals, consents, qualifications, orders and waivers from, all Governmental Authorities necessary to be obtained in order to effect the Closing (or Subsequent Closing).

(g) Shareholder Approval. With respect to any Subsequent Closing, to the extent required by the NASDAQ Marketplace Rules, the Company shall have obtained shareholder approval of the issuance of Top-Up Shares or Acquisition Right Shares, as applicable, to the applicable Celgene Party.

(h) Celgene Deliverables. The applicable Celgene Party shall have delivered the Celgene Deliverables in accordance with Section 2.2(b) (provided that the only Celgene Deliverable with respect to a Subsequent Closing shall be the applicable purchase price).

(i) Compliance Certificate. The applicable Celgene Party shall have delivered to the Company a certificate, dated as of the Closing Date (or the applicable closing date of a Subsequent Closing) and signed by Celgene Corp.’s treasurer or other corporate officer, certifying to the fulfillment of the conditions specified in Sections 5.2(a) and (b) in the form attached hereto as Exhibit E.

(j) Neither the Voting and Standstill Agreement nor the Registration Rights Agreement has been terminated in its entirety.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) by written consent of the Company and the Celgene Parties;

(b) prior to the Closing, by written notice to the Company from the Celgene Parties if:

(i) there is any material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 5.1 would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such

Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from the Celgene Parties of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective and the Termination Date shall be automatically extended until the end of the Company Cure Period, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(ii) the Closing has not occurred on or before December 31, 2015 (subject to Sections 6.1(b)(i) and 6.1(c)(i), the “Termination Date”), unless a Celgene Party’s willful breach is the primary reason for the Closing not occurring on or before such date; or

(iii) the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order of a court of competent jurisdiction; or

(c) prior to the Closing, by written notice to the Celgene Parties from the Company if:

(i) there is any material breach of any representation, warranty, covenant or agreement on the part of either of the Celgene Parties set forth in this Agreement, such that the conditions specified in Section 5.2 would not be satisfied at the Closing (a “Terminating Celgene Breach”), except that, if any such Terminating Celgene Breach is curable by the Celgene Parties through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Celgene Parties of notice from the Company of such breach, but only as long as the Celgene Parties continues to exercise such reasonable best efforts to cure such Terminating Celgene Breach (the “Celgene Cure Period”), such termination shall not be effective and the Termination Date shall be automatically extended until the end of the Celgene Cure Period, and such termination shall become effective only if the Terminating Celgene Breach is not cured within the Celgene Cure Period;

(ii) the Closing has not occurred on or before the Termination Date, unless the Company’s willful breach is the primary reason for the Closing not occurring on or before such date; or

(iii) the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order of a court of competent jurisdiction.

6.2 Termination of Purchase Rights. The Company will have the unilateral right to terminate the rights of the Celgene Parties set forth in Sections 2.3 and 2.4 of this Agreement upon written notice to the Celgene Parties (a) if the Company has exercised its termination rights under Section 2.2 of the Voting and Standstill Agreement, (b) if Celgene Corp. undergoes a Change of Control, or (c) upon the expiration of the Term (as defined in the Collaboration Agreement) or the earlier termination of the Collaboration Agreement pursuant to Article 11 thereof. The Company will have the unilateral right to terminate the rights of Celgene RIVOT set forth in Sections 2.3 and 2.4 of this Agreement upon written notice to the Celgene Parties if Celgene RIVOT ceases to be a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

6.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company or either Celgene Party, as the case may be, for any intentional and willful breach of this Agreement occurring prior to such termination; provided, however, that, a failure of a Party to consummate the purchase of Shares in breach of this Agreement shall be deemed to be intentional and willful. The termination of this Agreement pursuant to Section 6.1 shall also result in a termination of all other Transaction Documents.

6.4 Fees and Expenses. The Company and the Celgene Parties shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees and stamp taxes levied in connection with the sale and issuance of the Shares to the Celgene Parties.

6.5 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to sale of the Shares, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Celgene Parties will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at a facsimile number specified in this Section 6.6 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at a facsimile number specified in this Section 6.6 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, (d) upon confirmation via electronic return receipt if such notice or communication is delivered via email at an email address specified in this Section 6.6 or (e) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Juno Therapeutics, Inc.
Attention: General Counsel
307 Westlake Avenue N., Suite 300
Seattle, Washington 98109
E-mail: [omitted]

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Telephone No.: (650) 328-4600
Facsimile No.: (650) 463-2600
Attention: Robert A. Koenig
Judith A. Hasko
E-mail: Robert.Koenig@lw.com

If to either Celgene Party:

Celgene Corporation 86 Morris Avenue
Summit, New Jersey 07901
Telephone No.: [omitted]
Facsimile No.: [omitted]
Attention: Senior Vice President, Business Development

With a copy to:	Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
Telephone No.: [omitted]
Facsimile No.: [omitted]
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street, NW
Washington, DC 20006
Telephone No.: (202) 261-3300
Facsimile No.: (202) 261-3333
Attention: David E. Schulman
E-mail: david.schulman@dechert.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Any Company FTU Notice, Company STU Notice, or Company TTU Notice shall be sent by facsimile, and any Purchase Notice shall be sent by e-mail (in each case with a copy by U.S. nationally recognized overnight courier service with next day delivery), and shall be deemed received by Company or the applicable Celgene Party, as applicable, upon the date of receipt Pacific Time of such facsimiles or e-mails, as applicable (whether or not such facsimile or e-mail, as applicable, is checked or read by the recipient), for purposes of determining the date of delivery of such notices hereunder.

6.7 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Celgene Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8 Specific Performance. The parties hereby acknowledge and agrees that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Celgene Parties, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.10 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by either party without the prior written consent of the other; provided that a Celgene Party may assign its right to purchase Shares hereunder, in whole or in part, to one or more Permitted Transferees, provided that any such Permitted Transferee shall be deemed to be a “Celgene Party” hereunder for purposes of (i) representations and warranties to be made hereunder as of the Closing or Subsequent Closing at which such Permitted Transferee purchases Shares, (ii) covenants to be performed hereunder with respect to such closing, and (iii) the provisions of Article IV, and such Permitted Transferee shall agree in writing to be bound by such covenants and provisions.

6.11 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.12 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.14 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.15 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.16 Celgene Parties. The Company and the Celgene Parties hereby acknowledge and agree that (a) Celgene Corp. is the party to this Agreement with respect to all rights and obligations (including payment obligations) under this Agreement with respect to the Second Acquisition Right; (b) Celgene RIVOT is the party to this Agreement with respect to all rights and obligations (including payment obligations) under this Agreement with respect to the Closing Shares; and (c) Celgene Corp. or Celgene RIVOT, at the discretion of Celgene Corp., shall undertake all other actions permitted or required to be taken by Celgene. Notwithstanding the foregoing, Celgene Corp. shall cause Celgene RIVOT to perform Celgene RIVOT’s obligations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

JUNO THERAPEUTICS, INC.

By:	/s/ Hans Bishop

Name:	Hans Bishop

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

CELGENE CORPORATION

By:	/s/ Robert J. Hugin

Name:	Robert J. Hugin

Title:	Chief Executive Officer

CELGENE RIVOT LTD.

By:	/s/ Kevin Mello

Name:	Kevin Mello

Title:	Director

EXHIBITS

A:	Form of Voting and Standstill Agreement

B:	Form of Registration Rights Agreement

C:	Form of Secretary’s Certificate

D:	Form of Officer’s Certificate

EXHIBIT A

FORM OF VOTING AND STANDSTILL AGREEMENT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Juno Therapeutics, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Share Purchase Agreement, dated as of             , 2015, by and among the Company, Celgene Corporation and Celgene RIVOT Ltd. (the “Share Purchase Agreement”), and further certifies solely in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on . Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Restated Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Restated Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Share Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

[ ]	[ ]

Latham & Watkins LLP, special counsel to the Company, is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to the Share Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this      day of             , 20    .

Secretary

EXHIBIT A

Resolutions

EXHIBIT B

Restated Certificate of Incorporation

EXHIBIT C

Bylaws

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

The undersigned, the [Chief Executive Officer][Chief Financial Officer] of Juno Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to Section 5.1(g) of the Share Purchase Agreement, dated as of                     , by and among the Company, Celgene Corporation and Celgene RIVOT Ltd. (the “Share Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement):

1.	The representations and warranties of the Company contained in the Share Purchase Agreement [were][are] true and correct in all material respects as of the date [of the Share Purchase Agreement][hereof as if made on the date hereof rather than the date of the Share Purchase Agreement].

2.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Share Purchase Agreement to be performed, satisfied or complied with by it at or prior to the date hereof.

Latham & Watkins LLP, special counsel to the Company, is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to the Share Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of             , 20    .

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

The undersigned, the [                    ] of Celgene Corporation, a Delaware corporation (“Celgene”), pursuant to Section 5.2(i) of the Share Purchase Agreement, dated as of                     , by and among Juno Therapeutics, Inc., Celgene and Celgene RIVOT Ltd. (the “Share Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Share Purchase Agreement):

1.	The representations and warranties of the Celgene Parties contained in the Share Purchase Agreement [were][are] true and correct in all material respects as of the date [of the Share Purchase Agreement][hereof as if made on the date hereof rather than the date of the Share Purchase Agreement (except that, for the purposes of the representations and warranties in Sections 3.2(c) through (g), “Celgene Parties” shall mean the purchaser of shares at this Subsequent Closing)].

2.	The Celgene Parties have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Share Purchase Agreement to be performed, satisfied or complied with by them at or prior to the date hereof.

Latham & Watkins LLP, special counsel to Juno Therapeutics, Inc., is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to the Share Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this      day of             , 20    .

Schedule 2.4(b)

If the First Acquisition Right Base Price is less than or equal to $[***], the premium shall be [***]% (reduced to [***]% if the FAR Opt-In Condition has been met) of the First Acquisition Right Base Price. If the First Acquisition Right Base Price is more than $[***], the premium shall be the greater of (i) [***]% (reduced to [***]% if the FAR Opt-In Condition has been met) of the First Acquisition Right Base Price and (ii) $[***] (reduced to $[***] if the FAR Opt-In Condition has been met), provided that the foregoing dollar amounts shall be appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization that occurs subsequent to the date hereof but prior to the delivery of the FAR Notice.

For the purposes hereof, “FAR Opt-In Condition” means the Company has, on or before the timely delivery of the FAR Notice, exercised the Juno Option with respect to at least [***] Celgene Programs (which may include [***]), provided that each such Celgene Program [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2.4(d)

If the Second Acquisition Right Base Price is less than or equal to $[***], the premium shall be [***]% of the Second Acquisition Right Base Price. If the Second Acquisition Right Base Price is more than $[***], the premium shall be the greater of (i) [***]% of the Second Acquisition Right Base Price and (ii) $[***], provided that the foregoing dollar amounts shall be appropriately and equitably adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization that occurs subsequent to the Closing but prior to the delivery of the SAR Notice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Disclosure Schedules

These Disclosure Schedules have been prepared and delivered by Juno Therapeutics, Inc. (the “Company”) in accordance with the Share Purchase Agreement (the “Agreement”), dated as of June 29, 2015, by and among the Company. Celgene RIVOT Ltd. (“Celgene RIVOT”) and Celgene Corporation (“Celgene”).

These Disclosure Schedules are part of and are incorporated into the Agreement, and, unless the context otherwise requires, all capitalized terms used herein and not otherwise defined have the same meanings given to them in the Agreement. Headings and subheadings have been inserted herein for convenience of reference only and will not have the effect of amending or changing the express description of any portion hereof as set forth in the Agreement. The disclosure of any information will not be deemed or interpreted to constitute an acknowledgment that such information is material or is otherwise required to be disclosed in connection with the representations and warranties made by the Company in the Agreement. No disclosure in any section of the Disclosure Schedules relating to any possible breach or violation of any contract or any law, regulation, order or similar legal requirement will be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 3.1(f)

Capitalization

Common Stock, par value $0.0001 per share

Authorized: 495,000,000 shares

Outstanding: 91,376,720 shares, excluding any options that may have been exercised on the date hereof, which shares are included in the option numbers below

Preferred Stock, par value $0.0001 per share

Authorized: 5,000,000 shares

Outstanding: No shares

Number of shares of Common Stock reserved for future issuance under the Company’s 2014 Equity Incentive Plan pursuant to future awards, exercise of outstanding stock options, or vesting of outstanding restricted stock units: 10,296,851 shares, less any such options that may have been exercised on the date hereof

Number of shares of Common Stock reserved for future issuance under the Company’s 2014 Employee Stock Purchase Plan: 2,856,395 shares

Options to acquire Common Stock outstanding under the Company’s 2014 Equity Incentive Plan: 1,634,803 shares, less any such options that may have been exercised on the date hereof

Options to acquire Common Stock outstanding under the Company’s 2013 Equity Incentive Plan: 2,632,286 shares, less any such options that may have been exercised on the date hereof

Restricted stock units (Common Stock) outstanding under the Company’s 2014 Equity Incentive Plan: 158,516 shares

See the SEC Reports regarding success payment obligations to Memorial Sloan Kettering Cancer Center and Fred Hutchinson Cancer Center, and certain milestone obligations to Opus Bio, Inc., which may be paid in shares of Common Stock.

Section 3.1(g)

SEC Reports; Disclosure Materials

The following Material Contracts (or amendments to Material Contracts) have not yet been filed as exhibits to the SEC Reports, each of which are to be filed with the Company’s next quarterly report on Form 10-Q:

•	Offer Letter with Hyam Levitsky

•	Non-Exclusive Sublicense Agreement, dated April 4, 2015, by and among the Company, Novartis Institutes for Biomedical Research, Inc., and The Trustees of the University of Pennsylvania

•	Amendment No. 2 to License Agreement, dated April 4, 2015, by and between the Company and St. Jude Children’s Research Hospital, Inc.

•	First Amendment to Lease Agreement, dated May 24, 2015, by and between the Company and ARE-Seattle No. 16, LLC

•	Amendment No. 2 to Exclusive License Agreement, dated June 15, 2015, by and between the Company and Seattle Children’s Hospital d/b/a Seattle Children’s Research Institute